UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 12, 2015

Date of Report (Date of earliest event reported)

NORTH AMERICAN ENERGY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52522	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1535 Soniat St. New Orleans, Louisiana	70115
(Address of principal executive offices)	(Zip Code)

(504) 891-5654

Registrant’s telephone number, including area code

n/a.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3. SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On March 12, 2015, the Company issued a total of 46,673,276 shares of the Company’s common stock to three individuals in exchange for convertible notes payable with a principal balance of $585,821 and accrued interest of $114,278.

The shares issued increased the Company’s issued and outstanding common stock from 21,554,945 shares to 68,228,221 shares.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

See Item 3.02 above. On March 12, 2015, Clinton W. Coldren, the Company’s Chairman, President, Chief Executive Officer and Chief Financial Officer exchanged convertible notes payable with a principal balance of $507,155 together with accrued interest of $106,806 for 40,930,762 shares of the Company’s common stock pursuant to the terms of the convertible notes.

As a result of the debt conversion, Mr. Coldren now owns 59.99% of the Company’s common stock

SECTION 7. REGULATION FD

ITEM 7.01 REGULATION FD DISCLOSURE

On March 12, 2015, the Board of Directors of North American Energy Resources, Inc. a Nevada corporation (the “Corporation”) authorized and approved a reverse stock split of one for twenty-three (1:23) of the Corporation’s total issued and outstanding shares of common stock (the “Stock Split”). The Board of Directors considered further factors regarding approval of the Stock Split including, but not limited to: (i) current trading price of the Corporation’s shares of common stock on the OTC QB Market and the potential to increase the marketability and liquidity of the Corporation’s common stock; (ii) possible reluctance of brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold in their own portfolios; (iii) desire to meet future requirements of per-share price and net tangible assets and shareholders’ equity relating to admission for trading on other markets; and (iv) posturing the Corporation and its structure in a favorable position in order to effectively negotiate with potential acquisition candidates.

The Corporation filed a preliminary information statement under Section 14(c) with the Securities and Exchange Commission on March 18, 2015. A definitive information statement under Section 14(c) will be mailed to its shareholders providing notice of the Stock Split, after filing. The shareholders holding a majority of the total issued and outstanding common stock of the Corporation approved the Stock Split.

The Stock Split will be effectuated upon obtaining the necessary approvals and filing the appropriate documentation with FINRA. The Stock Split decreased the Corporation’s total issued and outstanding shares of common stock from 68,228,221 shares to approximately 2,966,445 shares of common stock. The common stock will continue to be $0.001 par value with 100,000,000 common shares authorized.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN ENERGY RESOURCES, INC.

DATE: March 19, 2015	/s/ Clinton W. Coldren
	Name:	Clinton W. Coldren
	Title:	Chairman/President/Chief Executive Officer/
Chief Financial Officer